UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2011

SELECT COMFORT CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation or organization)

0-25121	41-1597886
(Commission File No.)	(IRS Employer Identification No.)

9800 59th Avenue North, Minneapolis, Minnesota 55442
(Address of principal executive offices)         (Zip Code)

(763) 551-7000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

This Amendment No. 1 amends the Current Report on Form 8-K of Select Comfort Corporation (“Select”) filed with the Securities and Exchange Commission on July 6, 2011 (the “Report”).  The Report included the Ninth Amendment to Amended and Restated Private Label Consumer Credit Card Program Agreement (the “Ninth Amendment”) between Select, GE Money Bank and Select Comfort Retail Corporation.  Portions of the filed Ninth Amendment were omitted based upon a Request for Confidential Treatment filed with the Securities and Exchange Commission.  The application for confidential treatment has been amended, and the enclosed Ninth Amendment has been redacted to be consistent with the amended Confidential Treatment Request.  The information previously reported in the Report is incorporated by reference into this amendment.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1	Ninth Amendment to Amended and Restated Private Label Consumer Credit Card Program Agreement dated June 29, 2011*
______________
*
Confidential treatment has been requested with respect to designated portions of this document. Such portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECT COMFORT CORPORATION
(Registrant)

Dated: December 14, 2011	By:
Title: Senior Vice President

EXHIBIT INDEX

Exhibit No.                                Description
10.1	Ninth Amendment to Amended and Restated Private Label Consumer Credit Card Program Agreement dated June 29, 2011*
______________
*
Confidential treatment has been requested with respect to designated portions of this document. Such portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.